UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2026

Commercial Bancgroup, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	001-42889	62-1039469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6710 Cumberland Gap Parkway

Harrogate, Tennessee 37752

(Address of principal executive offices) (Zip code)

(423) 869-5151

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17-CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On April 27, 2026, Commercial Bancgroup, Inc., a Tennessee corporation (the “Company”), issued a press release announcing its financial results for the three months ended March 31, 2026 (the “Earnings Release”). A copy of the Earnings Release is included as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference.

In conjunction with the Earnings Release, the Company also made available an investor presentation containing financial results for the three months ended March 31, 2026 (the “Presentation”). The Presentation, which is available under the “Investors” section of the Company’s website, located at https://www.cbtn.com, is included as Exhibit 99.2 to this Report and is incorporated herein by reference. Information on the Company’s website is not, and will not be deemed to be, a part of this Report or incorporated into any other filings the Company may make with the U.S. Securities and Exchange Commission (the “SEC”).

The information contained in this Item 2.02, including the accompanying exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 27, 2026, the Company held its 2026 annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, Sam A. Mars III, Aaron A. Robertson, and Martha S. Spurlock were elected to serve on the Board of Directors of the Company (the “Board”) as Class I directors until the 2029 annual meeting of the Company’s shareholders and thereafter until the election and qualification of their successors or a decrease in the number of directors. In addition, at the Annual Meeting, the Company’s shareholders ratified the appointment of Mauldin & Jenkins, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

The final voting results for each proposal put to a shareholder vote at the Annual Meeting, all of which proposals were described in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on March 31, 2026, are set forth below.

Proposal 1:

Election of Directors: Shareholders voted to elect three Class I directors to serve on the Board until the 2029 annual meeting of the Company’s shareholders and thereafter until the election and qualification of their successors or a decrease in the number of directors.

Nominee	For	Withhold	Broker Non-Votes
Sam A. Mars III	8,889,414	2,285,137	833,026
Aaron A. Robertson	10,734,738	439,813	833,026
Martha S. Spurlock	9,610,043	1,564,508	833,026

Proposal 2:

Ratification of the appointment of Mauldin & Jenkins, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

For	Against	Abstentions
11,977,716	29,828	33

Item 7.01 Regulation FD Disclosure.

On April 27, 2026, the Board declared a quarterly cash dividend of $0.10 per share of the Company’s common stock (the “Dividend”) payable on June 30, 2026, to shareholders of record as of the close of business on June 15, 2026.

On April 27, 2026, the Board also authorized a stock repurchase plan (the “2026 Repurchase Program”) pursuant to which the Company may repurchase, from time to time, up to an aggregate of $10 million of its outstanding common stock. The 2026 Repurchase Program will expire on April 30, 2027, unless extended by the Board.

Repurchases under the 2026 Repurchase Program may be effected from time to time in the open market, in privately negotiated transactions, or otherwise in compliance with Rule 10b-18 under the Exchange Act, in each case subject to applicable regulatory requirements and other factors that may be considered by the Company in its sole discretion. Repurchases may also be made pursuant to a trading plan under Rule 10b5-1 of the Exchange Act, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so because of self-imposed trading blackout periods or other regulatory restrictions. The exact number of shares of common stock repurchased, the timing of such repurchases, and the price and terms at and on which such repurchases are to be made will be at the discretion of the Company and will comply with all applicable regulatory limitations.

The Company’s press release announcing the Dividend and the 2026 Repurchase Program is attached as Exhibit 99.3 to this Report and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.3 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Earnings release of Commercial Bancgroup, Inc., dated April 27, 2026.
99.2	Investor Presentation of Commercial Bancgroup, Inc., dated April 27, 2026.
99.3	Press release of Commercial Bancgroup, Inc., dated April 27, 2026, announcing the declaration of a quarterly cash dividend and a stock repurchase plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL BANCGROUP, INC.

Date: April 27, 2026	By:	/s/ Terry L. Lee
Terry L. Lee
President and Chief Executive Officer

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